Exhibit 21

VIAD CORP

(Delaware)

Active and Inactive (I) Subsidiaries and Affiliates* by business segment as of December 31, 2017

GES

David H. Gibson Company, Inc. (Texas) (I)

ethnoMetrics Inc. (Delaware) (I)

EXG, Inc. (Delaware) (I)

GES AV Services, Inc. (Delaware)**

GES Canada Limited (Canada)

GES Event Intelligence Services, Inc. (Delaware)

onPeak LLC (Delaware)

Travel & Event Services, LLC (Delaware)

Global Experience Specialists, Inc. (Nevada)

ESR Exposition Service, Inc. (New Jersey) (I)

Expo Accessories, Inc. (New York) (I)

Expo Display & Design, Inc. (New Jersey) (I)

Global Experience Specialists (GES) Asia Limited (Hong Kong)**

Shows Unlimited, Inc. (Nevada) (I)

Tradeshow Convention Services Inc. (Washington) (I)

GES Service Companies Limited (United Kingdom)

Blitz Communications Group Limited (United Kingdom)

Telecast Communications (Audio Visual) Limited (United Kingdom)(I)

Blitz Communications Limited (United Kingdom)

Astonics Limited (United Kingdom) (I)

Blitz Vision Limited (United Kingdom) (I)

TP Sound Services Limited (United Kingdom) (I)

Blitz Communications (Trustees) Limited (United Kingdom)**

GES Event Intelligence Services Limited (United Kingdom)

N200 Holding B.V. (Netherlands)

N200.com B.V. (Netherlands)

N200 Limited (United Kingdom)

GES Event Intelligence AG (Switzerland)

Poken’s Transylvanian Outpost SRL (Romania)

Global Experience Specialists (GES) Data Services Limited (United Kingdom)

Global Experience Specialists (GES) Holdings Ltd. (United Kingdom)

Melville Exhibition and Event Services Limited (United Kingdom) (I)

Global Experience Specialists (GES) Limited (United Kingdom)

Global Experience Specialists (GES) Exhibition Services LLC (Abu Dhabi) (49%)

Melville Data Services Limited (United Kingdom) (I)

Melville Logistics GmbH (Germany)

Resource Creative Limited (United Kingdom)**

Las Vegas Convention Service Co. (Nevada) (I)

ON Services – AV Specialists, Inc. (Delaware)

Viad Holding GmbH (Germany)

Exposervice Polska Spzoo (Poland)

GES Verwaltungs GmbH (Germany)

GES GmbH & Co. KG (Germany)

Viad Service Companies Limited (United Kingdom)

SDD Exhibitions Limited (United Kingdom) (I)

PURSUIT

Alaskan Park Properties, Inc. (Arizona)

CATC Alaska Tourism Corporation (Alaska)

Brewster Travel Canada Inc. (Alberta)

Brewster Inc. (Alberta)

Banff Hospitality Residence Ltd. (Alberta) (43.52%)

Esja Attractions ehf. (Iceland) (51%)

Glacier Park, Inc. (Arizona) (80%)

Glacier Park Concessions, Inc. (Arizona)**

Glacier Park Hospitality, Inc. (Arizona)**

Waterton Transport Company, Limited (Alberta)

Pursuit Collection Holding B.V. (Netherlands)

Pursuit Flyover Holding B.V. (Netherlands)

CORPORATE AND OTHER

VREC, Inc. (Delaware)**

_____________________________

*

Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.

**	Shell corporation.